Exhibit 99.1
1 Vicor Technologies, Inc. A Medical Diagnostic Company Dedicated to the Commercialization Of Breakthrough Risk Stratification Technology

2 Safe Harbor Statement This presentation contains forward-looking statements. Forward-looking statements are often signaled by forms of words such as should, could, will, might, plan, projection, forecast, expect, guidance, potential and developing. Actual results could vary materially from those expected due to a variety of risk factors, including our ability to generate revenue from the sale of the PD2i Analyzer; our ability to obtain FDA marketing clearance on the PD2i VS for military and civilian applications and the PD2i-CA for total and cardiac mortality; our ability to continue to receive financing sufficient to continue operations and complete the critical clinical trials; our ability to continue as a going concern; our ability to successfully develop products based on our technologies; our ability to obtain and maintain adequate levels of third-party reimbursement for our products; the impact of competitive products and pricing; the ability to receive regulatory approval for our products; the ability of third-party contract research organizations to perform preclinical testing and clinical trial for our technologies; our ability of third-party manufacturers to manufacture our products; our ability to retain the services of our key personnel; our ability to market and sell our products successfully; our ability to protect our intellectual property; product liability; federal income tax laws and regulations; general market conditions in the medical device and pharmaceutical industries; and other factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to update the results of these forward-looking statements to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.

3 Vicor Technologies, Inc. The PD2i Analyzer(tm)

4 Overview PD2i Analyzer(tm) is a Revolutionary Diagnostic Technology Platform technology Risk stratification of large target patient populations Potential new vital sign Rapid, accurate and economical for new healthcare system PD2i Analyzer 510(k) Marketing Clearance 12/29/08 PD2i Analyzer(tm) Product Sales Launch Q1 2010 Substantial Revenue Generation Capability with Existing 510(k)

5 PD2i(r) Advantages User Friendly Data Acquisition Capable of Handling Dirty Data Incentive for Physician Use: Low up-front investment Per test revenue (Vicor and Physician) Huge Market in U.S. and Internationally

6 Autonomic Nervous System Testing Autonomic Nervous System (ANS/DAN) Dysfunction Large untapped market (24+ million patients) Autonomic Neuropathic Complications (Silent Killer) Early ANS Dysfunction Diagnosis Permits: Physicians to adjust medications appropriately Reduces/eliminates effects of ANS Dysfunction

7 PD2i CA(tm) 81,100,000 People Affected Ischemia-Post MI Congestive Heart Failure Total Cardiac Morbidity Sudden Cardiac Death - swift and unexpected Pump failure Cardiovascular Disease

AVAILABLE DIAGNOSTIC CODES
(ICD 9 for test authorization)

CARDIOLOGY

401.0 - 405.99	Hypertension
412	Post – MI
413.9	Angina
440.9	Atherosclerosis
424.0	Mitral Valve Prolapse Syndrome
425.4	Cardiomyopathy
427.9	Cardiac Dysrhythmias
428.0	Congestive Heart Failure

ENDOCRINOLOGY

244.8	Acquired Hypothyroidism
246.9	Thyroid Disorders
256.31	Premature Menopausal Symptoms
627.2	Menopausal Syndromes

NEPHROLOGY

402.90	Hypertensive Renal Disease
586	Renal Failure

DIABETES 250 – 250.8**

INTERNAL MEDICINE

278.01	Morbid Obesity
279.3	Unspecified Immunity Deficiency
296.80	Bipolar Disease
311	Depression
300.00	Anxiety
307.4**	Sleep Disorders
530.11	GERD
536.3	Gastroparesis
564.1	Irritable Bowel Syndrome
729.1	Fibromyalgia
309.81	Post-Traumatic Stress Syndrome
782.3	Edema

NEUROLOGY

307.01	Tension Headache
314.01	ADD/ADHD
332.0	Parkinsonism
333.0	Shy-Drager Syndrom (Orthostatic Hypotension with Multisystem Degeneration)
337.00	Idiopathic Peripheral Autonomic Neuropathy
337.2	Chronic Regional Pain Syndrome or RSD
340	Multiple Sclerosis
346.0 – 346.9**	Migraine
356.4	Idiopathic Progressive Polyneuropathy
356.8	Other Specified Idiopathic Peripheral Neuropathy
356.9	Unspecified Peripheral Idiopathic Neuropathy
357.2	Polyneuropathy in Diiabetes
357.4	Polyneuropathy in Other Disease Classified Elsewhere
358.1	Myasthenic Syndrome (Eaton-Lambert)
458.0	Orthostatic Hypotension
458.1	Chronic Hypotension
742.8	Other Specified Congenital Anomalies of the Nervous System
780.2	Syncope and Collapse
780.4	Dizziness, Light-headedness and Vertigo
780.71	Chronic Fatigue Syndrome
780.0	Headache
785.0	Tachycardia (Postural)

PULMONOLOGY

780.5 – 780.59	Sleep Disturbances
493.9 – 493.92**	Asthma
493.2**	COPD (Asthma with Chronic Obstructive Pulmonary Disease)

This example was put together to help aid you on proper reimbursement procedures. If you have any questions regarding reimbursement, please feel free to contact David Fater toll-free at 800-998-9964

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ATTN: BILLING DEPARTMENT
ICD-9 CODING FOR VICOR MONITORING

CPT CODING EXAMPLE:

STEP 1: Use proper diagnosis code(s) for patient. See reverse side for ICD-9 Coding list.***
(i.e., 250.6 Diabetes with neurological manifestations)

STEP 2: CPT CODING for VICOR TESTING

CPT CODE	DESCRIPTION	2009 NATIONAL REIMBURSEMENT AVERAGE	SUBMITTAL REQUEST
95921	**Parasympathetic Nervous System Testing**	**$72.49**	**$100**

PT CODING for 3-Lead Rhythm ECG:

During the Vicor test a 3-lead ECG is also performed. You may bill for this procedure in addition to Sympathetic and Parasympathetic testing, but you may not be paid separately if it's included in Vicor's testing.
** This code is not specific to our technology. It is not reimbursed by every insurance provider; those that are reimbursing may require a 59 Modifier. (Please refer to your states policies.)

CPT CODE	DESCRIPTION	2009 NATIONAL REIMBURSEMENT AVERAGE	SUBMITTAL REQUEST
93040**	**Rhythm, ECG, one to three leads; with interpretation and report**	**$13.34**	**$25**

VICOR TECHNOLOGIES, INC

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10 Overview

11 PD2i CA(tm) Huge at-risk Patient Population Post Myocardial Infarction = 7,900,000 (MADIT-II Trial) Ischemic cardiomyopathy i.e. prior myocardial infarction, and left ventricular dysfunction with ejection fraction [EF] </= 30%. Congestive Heart Failure = 5,200,000 (SCD-HeFT Trial) Nonischemic dilated cardiomyopathy (> 9-month history) in NYHA class II-III with EF </= 35%. Other = 2,000,000 Class IV heart failure who meet criteria for cardiac resynchronization therapy.

12 PD2i CA(tm) The "MUSIC" Trial "Prognostic Significance of Point Correlation Dimension Algorithm (PD2i) in Chronic Heart Failure Patients" MERTE SUBITA EN INSUFFICIENCIA CARDIACA 651 Class II/III Congestive Heart Failure Patients 138 Total Deaths 52 Verified Arrhythmic Deaths Patients Followed for a Mean of 44 Months Digital ECG and Holter Recordings Made on Enrollment The PD2i CA(tm) Analyzed Initial ECG and Holter Recordings

13 PD2i CA(tm) The "MUSIC" Data Researcher's Conclusions: The PD2i Analyzer(tm) Predicts: Total mortality, Cardiac death and Heart failure death Results are of major importance for risk stratifying patients and the PD2i(r) should enhance risk stratification and motivate physicians to use the test and intervene accordingly.

14 PD2i CA Large Potential Market Opportunity 5 Million Heart Failure 1-2 Million Other 15 Million High Risk Patients 30 Million Tests Annually $1.5 Billion Market for PD2i Cardiac Analyzer 8 Million Post MI

15 PD2i VS(tm) Collaboration with the U.S. Army (USAISR) Assess the severity of injury and imminent death Civilian sector opportunity: 38,000,000 annual events). Anticipated FDA 510(k) Marketing Clearance in 2010

16 PD2i VS(tm) USAISR Study #1 USE OF HEART-RATE COMPLEXITY TO DETERMINE THE NEED FOR LIFE SAVING INTERVENTIONS IN COMBAT CASUALTIES Abnormal HRC values exhibited in all patients Those requiring LSI's had Min PD2i values < 1 Findings suggest utility of PD2i for diagnosis of need for LSI

17 PD2i VS(tm) USAISR Trial "Assessment of the PD2i(r) Score in Adult Severe Trauma" Study of 325 trauma patients 20 deaths All were identified by low PD2i(r) value 14 deaths all had Low PD2i(r) value and NO life saving intervention performed in field

18 PD2i(r) Marketing Plan PD2i Analyzer(tm) (ANS Testing) Product launch Q1 2010 Initial 25 Independent sales reps in NC and SC in January Targeted marketing of shareholder practices- Q2-2010 Roll out in Q2 and Q3 2010 in other states Sales personnel Other Distributors Cardiac Morbidity Beta tests in several practices- Cedars Sinai Medical Group-Los Angeles Jackson Memorial Hospital North-Miami 510(k) submission 1H 2010 and 510(k) clearance thereafter Use of 25 sales reps in NC and SC initially Thought Leader seminars- 2H 2010 Roll out in 2H 2010 of other states

19 PD2i(r) International Marketing Plan Active Discussions With Distribution Partners: Canada South America Middle East Europe Far East

20 Vicor 2010 Milestones Product Launch (Revenue Generation for ANS Dysfunction) 1-14-2010 Anticipated 510(k) Submission-PD2i CA(tm) (Results in Marketing Claims for Cardiac Mortality) 1H 2010 510(k) for Normal Range Study (Physicians Identify Abnormal Results) Q3 2010 Anticipated 510(k) Submission-Trauma-PD2i VS(tm) (Results in Marketing Claims for Trauma) 2H 2010

21 Intellectual Property U.S. Patent No. 5,709,214, Patent issued 1/20/1998, PD2i Electrophysiological Analyzer U.S. Patent No. 5,720,294, Patent issued 2/24/1998, PD2i Electrophysiological Analyzer U.S. Patent No. 7,076,288, Patent issued 7/11/2006, Method and System for Detecting and/or Predicting Biological Anomalies U.S. Patent No. 7,276,026, Patent issued 10/2/2007, Method and system for detecting and/or predicting cerebral disorders Numerous other patents being prosecuted in U.S. and internationally.

22 Vicor Management Employees and Consultants David Fater - President and CEO Over 13 years experience as a senior executive with 3 public healthcare companies. Spent 24 years as a senior international partner with Ernst & Young. Dr. James Skinner, Ph.D. - Director of Grant R&D Extensive experience as a scientist and manager of large research and development projects. Professor of Medicine at Baylor College of Medicine. Recipient of many research grants. Principal investigator of a program that operated 5 laboratories and 3 core facilities. Dr. Jerry Anchin, Ph.D. - Director of R&D 25 year's accumulated experience in the biotechnology diagnostic and medical device sector. Actively involved in immunology, molecular biology, and drug discovery.

23 Vicor Management Employees and Consultants Dr. Daniel N. Weiss, M.D.,F.A.C.C. - CMO Extensive experience as a practicing cardiologist and electrophysiologist. Partner of Florida Arrhythmia Consultants. Director of the Jim Moran Heart and Vascular Center since 1994. Consultant to Medtronics, St. Jude Medical, and Guidant. Dr. Richard M. Cohen, Ph.D. - Business Development 30 year's experience in worldwide operations and sourcing. COO of four health care companies, including two medical device companies. Thomas J. Bohannon-CPA-Chief Accounting Officer 40 year's experience in accounting and financial reporting. Lloyd Chesney-Chief Technology Officer Michael Harwitz-Senior Systems Architect 25+ year's experience in developing web-based enterprise systems for health care

Scientific Advisory Board

- **Mark E. Josephson, M.D.**
  - Chief of Cardiology at Beth Israel Deaconness Medical Center.
  - Author of "Clinical Cardiac Electrophysiology".
  - Scientific Advisor to over 20 companies.
- **Hein J. J. Wellens, M.D.**
  - Professor & Chairman of Department of Cardiology Academisch Ziekenhuis Maastricht.
  - Director of Interuniversity Cardiology Institute of the Netherlands.
- **Richard M. Luceri, M.D., F.A.C.C.**
  - Director Interventional Arrhythmia Center, Holy Cross Hospital.
  - Clinical investigator in MADIT II Trial.
  - Clinical investigator & Principal Author SCD-HeFT Trial.
- **Jules Mitchel, Ph.D., MBA**
  - Founder and President/CEO Target Health Inc. NYC.

VICOR TECHNOLOGIES, INC

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25 Scientific Advisory Board Robert G. Hauser, M.D., F.A.C.C., FHRS Senior Consulting Cardiologist - Minneapolis Heart Institute Chairman Cardiovascular Services Division at Abbott Northwestern Hospital Chief Executive Officer of Cardiac Pacemakers, Inc -acquired by Guidant Jonathan Kaplan, M.D., M.P.H. Medical Director of Fidelis Care in New York Former Medical Director for Excellus Blue Cross Blue Shield David Chazanovitz Former CEO of Cambridge Heart, Inc. Edward F. Lundy, M.D., Ph.D. Chief of Cardiothoracic Surgery at Good Samaritan Hospital Ph.D. in Physiology with focus on altered-state physiologies (hibernation)

26 Ongoing Clinical Trials & Market Potential Trial Name Market Indication Patient Market Size (Millions) MUSIC SCD 15 Normal Range Study Diabetic Neuropathy 18 BIRST Neuro-ICU 0.5 CAASA SCD-Student Athletes US NCAA Population USAISR Trauma Armed Forces Population Kidney Failure SCD-Dialysis 2 CARE-e Cardiac Rehab 15 CARE-T Cardiac Evaluation 15 UMMC Trauma ICU/Mobile Triage 38 Mississippi Blood Services Internal Bleeding 38 MGH Trauma Trauma Triage 38

27 PD2i Analyzer Large Total Potential Market Opportunity 70 Million Potential Patient Population $3.5 Billion Market for PD2i

28 Investment Highlights Life Saving Technology Substantial Unmet Medical Need in Risk Stratification Substantial Cost Savings to Public and Private Insurers High Margin, High Operating Profit Products Attractive Business Model Highly Experienced Management Team World-class Scientific Advisory Board

Thank You. Vicor Technologies, Inc. 2300 NW Corporate Blvd.,Suite 123 Boca Raton, FL 33431 Phone: (877) 528-PD2i (7324) Fax: (561) 995-2449 www.vicortech.com